Exhibit 99.3

ACTEL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	Jul. 4, 2010	Jul. 5, 2009	Jul. 4, 2010	Jul. 5, 2009
Net revenues	$57,776	$45,227	$110,039	$93,686
Costs and expenses:
Cost of revenues	21,515	32,595	41,256	53,380
Research and development	15,244	15,326	29,971	31,719
Selling, general, and administrative	15,041	13,659	30,054	27,149
Restructuring and asset impairment charges	1,314	5,594	1,328	6,713
Amortization of acquisition related intangibles	193	192	386	385

Total costs and expenses	53,307	67,366	102,995	119,346

Income (loss) from operations	4,469	(22,139)	7,044	(25,660)
Interest income and other, net of expense	432	776	1,029	2,528

Income (loss) before tax provision	4,901	(21,363)	8,073	(23,132)
Tax provision	95	23,778	329	24,965

Net income (loss)	$4,806	$(45,141)	$7,744	$(48,097)

Net income (loss) per share:
Basic	$0.18	$(1.73)	$0.29	$(1.84)

Diluted	$0.18	$(1.73)	$0.29	$(1.84)

Shares used in computing net income (loss) per share:
Basic	26,218	26,146	26,265	26,087

Diluted	26,528	26,146	26,528	26,087

See Notes to Unaudited Condensed Consolidated Financial Statements

ACTEL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	Jul. 4, 2010	Jan. 3, 2010 (1)
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$35,558	$45,994
Short-term investments	124,454	106,007
Accounts receivable, net	44,121	19,112
Inventories	36,417	37,324
Deferred income taxes	1,729	1,729
Prepaid expenses and other current assets	6,237	8,166

Total current assets	248,516	218,332
Long-term investments	2,812	663
Property and equipment, net	20,651	22,969
Goodwill and other intangible assets, net	34,553	34,939
Other assets, net	28,960	30,099

Total assets	$335,492	$307,002

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,334	$10,262
Accrued compensation and employee benefits	8,826	8,206
Accrued licenses	4,298	4,996
Other accrued liabilities	4,859	5,422
Deferred income on shipments to distributors	39,917	22,867

Total current liabilities	74,234	51,753
Deferred compensation plan liability	5,428	5,470
Deferred rent liability	1,274	1,590
Accrued sabbatical compensation	2,844	2,805
Other long-term liabilities, net	10,897	11,921

Total liabilities	94,677	73,539
Commitments and contingencies (Notes 9 and 10)
Shareholders’ equity:
Common stock	26	26
Additional paid-in capital	244,838	242,109
Accumulated deficit	(4,390)	(9,250)
Accumulated other comprehensive income	341	578

Total shareholders’ equity	240,815	233,463

Total liabilities and shareholders’ equity	$335,492	$307,002

(1)	Derived from audited financial statements included in the Form 10-K filed with the Securities and Exchange Commission for the year ended January 3, 2010 (“ 2009 Form 10-K”).

See Notes to Unaudited Condensed Consolidated Financial Statements

ACTEL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Six Months Ended
	Jul. 4, 2010	Jul. 5, 2009
Operating activities:
Net income (loss)	$7,744	$(48,097)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	6,474	12,253
Stock compensation expenses	4,422	3,565
Deferred income taxes	—	24,665
Changes in operating assets and liabilities:
Accounts receivable, net	(25,009)	(14,321)
Inventories	887	20,127
Prepaid expenses and other current assets	1,929	(287)
Other assets, net	1,149	(5,939)
Accounts payable, accrued compensation and employee benefits, and other accrued liabilities	4,118	(5,214)
Deferred income on shipments to distributors	17,050	5,954

Net cash provided by (used in) operating activities	18,764	(7,294)
Investing activities:
Purchases of property and equipment	(3,652)	(3,527)
Purchases of available-for-sale securities	(49,462)	(30,762)
Sales of available-for-sale securities	4,738	5,963
Maturities of available-for-sale securities	23,744	27,465
Changes in other long term assets	(11)	123

Net cash used in investing activities	(24,643)	(738)
Financing activities:
Issuance of common stock under employee stock plans	2,446	2,358
Tax withholding on restricted stock	(504)	(313)
Repurchase of common stock	(6,499)	—

Net cash (used in) provided by financing activities	(4,557)	2,045

Net decrease in cash and cash equivalents	(10,436)	(5,987)
Cash and cash equivalents, beginning of period	45,994	49,639

Cash and cash equivalents, end of period	$35,558	$43,652

Supplemental disclosures of cash flow information:
Cash paid during the period for income taxes, net	$269	$240
Accrual for obligations under long-term license agreement	$2,791	$9,489

See Notes to Unaudited Condensed Consolidated Financial Statements

ACTEL CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Presentation

The accompanying unaudited condensed consolidated financial statements of Actel Corporation have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information and with the instructions to Form10-Q and Article 10 of Regulation S-X. Accordingly, these condensed consolidated financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included.

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make judgments, estimates, and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ materially from those estimates.

Actel Corporation and its consolidated subsidiaries are referred to as “we,” “us,” or “our.” Our fiscal year ends the first Sunday on or after December 31, and our fiscal quarters end the first Sunday on or after March 31, June 30, and September 30.

These unaudited condensed consolidated financial statements include our accounts and the accounts of our wholly owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation. These unaudited condensed consolidated financial statements should be read in conjunction with the audited financial statements included in our 2009 Form10-K filed with the Securities and Exchange Commission. The results of operations for the six months ended July 4, 2010 , are not necessarily indicative of future operating results.

Impact of Recently Issued Accounting Standards

In October 2009, the FASB issued new accounting guidance for revenue arrangements with multiple deliverables. The new guidance requires an entity to allocate arrangement consideration at the inception of an arrangement to all of its deliverables based on their relative selling prices. In addition, the new guidance eliminates the use of the residual method of allocation and requires the relative-selling-price method in all circumstances in which an entity recognizes revenue for an arrangement with multiple deliverables. The new accounting guidance is effective in the fiscal year beginning on or after June 15, 2010. Early adoption is permitted. This guidance is applicable to the Company beginning in the first quarter of fiscal 2011. We are currently evaluating the impact this adoption will have on our consolidated financial statements.

In January 2010, the FASB issued Accounting Standards Update (“ASU”) 2010-06 relating to Fair Value Measurements and Disclosures. This update provides amendments that require new disclosures regarding transfers in and out of Levels 1 and 2 and give guidance regarding disclosure of activity in Level 3 fair value measurements using significant unobservable inputs. The guidance also clarifies existing disclosures regarding level of disaggregation and disclosures relating to inputs and valuation techniques. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for disclosures relating to activity in Level 3, which are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. Our adoption of the guidance that is effective from the first quarter of fiscal 2010 did not affect our consolidated financial position, results of operations or cash flows.

2. Fair Value Measurement of Financial Instruments

In accordance with Fair Value Measurements and Disclosures, the objective of the fair-value measurement of our financial instruments is to reflect the hypothetical amounts at which we could sell an asset or transfer a liability in an orderly transaction between market participants at the measurement date (exit price). Fair Value Measurements and Disclosures describes three levels of inputs that may be used to measure fair value, as follows:

•	Level 1 inputs are quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

•	Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

•	Level 3 inputs are unobservable inputs for the asset or liability that are supported by little or no market activity and that are significant to the fair value of the underlying asset or liability.

Our available-for-sale securities are classified within Level 1 or Level 2 of the fair-value hierarchy. The types of securities valued based on Level 1 inputs include money market securities. The types of securities valued based on Level 2 inputs include U.S. government agency notes, corporate and municipal bonds, and asset-backed obligations. The Company uses observable pricing inputs, including reported trades and broker/dealer quotes, for valuing Level 2 securities.

The following table summarizes our financial instruments measured at fair value on a recurring basis in accordance with Fair Value Measurements and Disclosures as of July 4, 2010 , and January 3, 2010 (in thousands):

July 4, 2010	Fair Value Measurements at Reporting Date Using
Description	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Available-for-sale securities
Money market mutual funds	$10,291	$10,291	$—	$—
Asset backed obligations	10,027	—	10,027	—
Commercial paper	9,644	—	9,644	—
Corporate bonds	24,550	—	24,550	—
U.S. Treasury obligations	7,222	7,222		—
U.S. government agency securities	37,308	—	37,308	—
Bonds issued by foreign countries	19,140	—	19,140	—
Municipal bonds	5,582	—	5,582	—
Certificate of Deposit	1,052	—	1,052	—
Floating rate notes	18,039	—	18,039	—

Total available-for-sale securities	$142,855	$17,513	$125,342	—

January 3, 2010	Fair Value Measurements at Reporting Date Using
Description	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Available-for-sale securities
Money market mutual funds	$17,147	$17,147	—	—
Asset backed obligations	11,208	—	11,208	—
Commercial paper	9,583	—	9,583	—
Corporate bonds	27,662	—	27,662	—
U.S. Treasury obligations	7,210	7,210		—
U.S. government agency securities	25,781	—	25,781	—
Bonds issued by foreign countries	10,483	—	10,483	—
Municipal bonds	7,090	—	7,090	—
Certificate of Deposit	1,000	—	1,000	—
Floating rate notes	15,838	—	15,838	—

Total available-for-sale securities	$133,002	$24,357	$108,645	—

We periodically evaluate instruments in our investment portfolio for indicators of impairment. In determining whether an impairment is other than temporary, our evaluation includes a review of:

•	The length of time and extent to which the market value of the investment has been less than cost.

•	The financial condition and near-term prospects of the issuer, including any specific events that may influence the operations of the issuer.

•	Our intent and ability to retain our investment in the issuer for a period of time sufficient to allow for any anticipated recovery in market value.

Although the current credit environment continues to be volatile and uncertain, we do not believe that sufficient evidence exists at this point in time to conclude that any of our investments have experienced an other-than-temporary impairment in the six months ended July 4, 2010 . We continue to monitor our investments closely to determine if additional information becomes available that may have an adverse effect on the fair value and ultimate realizability of our investments.

Available-for-sale securities are carried at fair value, with the unrealized gains and losses reported as a component of accumulated other comprehensive income (loss) in shareholders’ equity. The amortized cost of debt securities in this category is adjusted for amortization of premiums and accretion (loss) of discounts to maturity. Such amortization and accretion is included in interest income and other, net of expense. The cost of securities sold is based on the specific identification method. Interest and dividends on securities classified as available-for-sale are included in interest income and other, net of expense.

Realized gains and losses from sales of available-for-sale securities included in net income (loss) for the periods presented are reported in interest income and other, net of expense, on the condensed consolidated statements of operations, as follows:

	Three Months Ended		Six Months Ended
	Jul. 4, 2010	Jul. 5, 2009	Jul. 4, 2010	Jul. 5, 2009
	(unaudited, in thousands)
Gross realized gains	$19	$3	$41	$8
Gross realized losses	(126)	—	(126)	—

The following is a summary of available-for-sale securities at July 4, 2010 , and January 3, 2010 :

	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Values
	(In thousands)
July 4, 2010
Money market mutual funds	$10,291	—	—	$10,291
Asset backed obligations	10,323	151	(447)	10,027
Commercial paper	9,645	—	(1)	9,644
Corporate bonds	24,244	325	(19)	24,550
U.S. Treasury obligations	7,155	67	—	7,222
U.S. government agency securities	36,882	437	(11)	37,308
Bonds issued by foreign countries	19,098	80	(38)	19,140
Municipal bonds	5,544	39	(1)	5,582
Certificate of Deposit	1,052	—	—	1,052
Floating rate notes	18,038	32	(31)	18,039

Total available-for-sale securities	$142,272	$1,131	$(548)	$142,855

Included in cash and cash equivalents				$15,589
Included in short term investments				124,454
Included in long term investments				2,812

Total available-for-sale securities				$142,855

	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Values
	(In thousands)
January 3, 2010
Money market mutual funds	$17,147	—	—	$17,147
Asset backed obligations	11,437	214	(443)	11,208
Commercial paper	9,582	1	—	9,583
Corporate bonds	27,184	512	(34)	27,662
U.S. Treasury obligations	7,140	73	(3)	7,210
U.S. government agency securities	25,285	516	(20)	25,781
Bonds issued by foreign countries	10,418	77	(12)	10,483
Municipal bonds	7,062	31	(3)	7,090
Certificate of Deposit	1,000	—	—	1,000
Floating rate notes	15,779	63	(4)	15,838

Total available-for-sale securities	$132,034	$1,487	$(519)	$133,002

Included in cash and cash equivalents				$26,332
Included in short term investments				106,007
Included in long term investments				663

Total available-for-sale securities				$133,002

The following is a summary of available-for-sale securities that were in an unrealized loss position as of July 4, 2010 :

	Aggregate Value of Unrealized Loss	Aggregate Fair Value of Investments
	(In thousands)
Unrealized loss position for less than twelve months	$(108)	$28,684
Unrealized loss position for greater than or equal to twelve months	$(440)	$560

It is our intention to hold securities in an unrealized loss position for a period of time sufficient to allow for an anticipated recovery of fair value up to (or greater than) the cost of the investment. In addition, we have assessed the creditworthiness of the issuers of the securities and concluded that an other-than-temporary impairment of these securities did not exist at July 4, 2010 . At July 4, 2010 and January 3, 2010 , we classified $ 2.8 million and $ 0.7 million, respectively, of the investments we intend to hold to recovery as long-term because these investment securities have been in an unrealized loss position for more than six months and carry maturity dates more than twelve months from the balance sheet date.

The expected maturities of our investments in debt securities at July 4, 2010 , are shown below. Expected maturities can differ from contractual maturities because the issuers of the securities may have the right to prepay obligations without prepayment penalties.

(In thousands)
Available-for-sale debt securities:
Due in less than one year	$103,601
Due in one to five years	28,403
Due in five to ten years	—
Due greater than ten years	560

$132,564

3. Stock Based Compensation

The Employee Stock Purchase Plan (“ESPP”) gives employees the opportunity to purchase shares of common stock through payroll deductions. The Company recorded $1.0 million and $1.2 million of stock-based compensation expense related to the ESPP for the three and six months ended July 4, 2010 , respectively, and $0.4 million and $0.9 million for the three and six months ended July 5, 2009 , respectively.

The Company granted 691,811 stock options and awards in the second quarter of 2010 . A majority of these were annual grants awarded to employees. The balance was routine new hire and promotion grants.

The Company recorded $2.7 million and $4.4 million of stock-based compensation expense for the three and six months ended July 4, 2010 , respectively, and $1.9 million and $3.6 million for the three and six months ended July 5, 2009 , respectively.

4. Credits to Distributors

We sell our products to original equipment manufacturers (OEMs) and to distributors who resell our products to OEMs or their contract manufacturers. We recognize revenue on products sold to our OEMs upon shipment. Sales to our distributors are generally made under agreements allowing for price adjustments, credits, and right of return under certain circumstances, so we generally defer recognition of revenue on products sold to distributors until the products are resold by the distributor and price adjustments are determined, at which time our final net sales price is fixed. Deferred revenue net of the corresponding deferred cost of sales is recorded in “Deferred income on shipments to distributors” in the liability section of the condensed consolidated balance sheet. Deferred income effectively represents the gross margin on the sale to the distributor; however, the amount of gross margin we recognize in future periods will be less than the originally recorded deferred income as a result of negotiated price concessions. Distributors resell our products to end customers at negotiated prices that vary based on the end customer, product, quantity, geography, and competition. When a distributor’s resale is priced at a discount from list price, we often credit back to the distributor a portion of the original purchase price after the resale transaction is complete. Thus, a portion of the deferred income on shipments to distributors carried on our balance sheet will be credited back to the distributor in the future. Based upon historical trends and inventory levels on hand at each of our distributors as of July 4, 2010 , we currently estimate that $15.2 million of the deferred income on shipments to distributors on the Company’s consolidated balance sheet as of July 4, 2010 , will be credited back to the distributors in the future. These amounts will not be recognized as revenue or gross margin in our consolidated statement of operations. As of July 4, 2010 , we had $47.1 million of deferred revenue and $7.2 million of deferred cost of goods sold recorded as $39.9 million of net deferred income on shipments to distributors. As of January 3, 2010 , we had $28.1 million of deferred revenue and $5.2 million of deferred cost of goods sold recorded as $22.9 million of net deferred income on shipments to distributors.

Our payment terms generally require the distributor to settle amounts owed to us based on list price, which generally are in excess of the distributor’s actual cost due to price adjustments and credits. Accordingly, we credit back to the distributor a portion of the original purchase price, usually within 30 days after the resale transaction has been reported to the Company. This practice has an adverse effect on the working capital of our distributors since they are required to pay the full list price to Actel and receive a discount only after the product has been sold. As a consequence, beginning in the third quarter of fiscal 2007, we entered into written business arrangements with certain distributors under which we issue advance credits to the distributors to minimize the adverse effect on the distributor’s working capital. The advance credits amount to a month of estimated credits based on the average of actual historical credits over the prior quarter. The advance credits are updated and settled on a quarterly basis. The advance credits do not affect our revenue recognition because revenue from distributors is not recognized until they resell our products, but the advance credits reduce our accounts receivable and deferred income on shipments to distributors as reflected in our condensed consolidated balance sheets. The amount of the advance credits were $7.9 million as of July 4, 2010 , which was already netted against deferred income on shipments to distributors of $39.9 million , and $6.7 million as of January 3, 2010 , which was already netted against deferred income on shipments to distributors of $22.9 million.

5. Goodwill and Other Intangible Assets

Goodwill is recorded when consideration paid in an acquisition exceeds the fair value of the net tangible and intangible assets acquired. We do not amortize goodwill, but instead test for impairment annually or more frequently if certain triggering events or changes in circumstances indicate that the carrying value may not be recoverable. We completed our annual goodwill impairment tests during the fourth quarter of 2009 and noted no indicators of impairment. There were no triggering events that would lead us to believe our goodwill has been impaired during the first or second quarters of 2010.

Our goodwill and other intangible assets, net, were $34.6 million at the end of the second quarter of 2010 and $34.9 million at the end of the fourth quarter of 2009. As a result of the Pigeon Point Systems acquisition during the third quarter of 2008, we recorded $0.2 million and $0.4 million in amortization of identified intangible assets for the six month periods ended July 4, 2010, and July 5, 2009 , respectively.

6. Inventories

Inventories consist of the following:

	Jul. 4, 2010	Jan. 3, 2010
	(In thousands)
Inventories:
Purchased parts and raw materials	$7,703	$8,948
Work-in-process	21,545	16,743
Finished goods	7,169	11,633

	$36,417	$37,324

Inventories are stated at the lower of cost (first-in, first-out) or market (net realizable value). We believe that a certain level of inventory must be carried to maintain an adequate supply of product for customers. This inventory level may vary based upon orders received from customers or internal forecasts of demand for these products. Other considerations in determining inventory levels include the stage of a product in the product life cycle, design win activity, manufacturing lead times, customer demand, strategic relationships with foundries, and competitive situations in the marketplace.

We write down our inventory for estimated obsolescence or lack of sales activity in an amount equal to the difference between the cost of inventory and the estimated realizable value based upon assumptions about future demand and market conditions. To address this difficult, subjective, and complex area of judgment, we apply a methodology that includes assumptions and estimates to arrive at the net realizable value. First, we identify any inventory that has been previously written down in prior periods. Second, we examine inventory line items that may not conform with electrical and mechanical standards. Third, we assess the inventory not otherwise identified to be written down against product history and forecasted demand. Finally, we analyze the result of this methodology in light of the product life cycle, design win activity, and competitive situation in the marketplace to derive an outlook for consumption of the inventory and the appropriateness of the resulting inventory levels. If actual future demand or market conditions are less favorable than those we have projected, additional inventory write-downs may be required. The write-down of any inventory will adversely, and perhaps materially, affect our operating results for the quarter in which the write-down is taken.

Inventory at July 4, 2010 , and January 3, 2010 , included $8.2 million and $4.8 million of net inventory purchased in last-time buys, respectively.

7. Net Income (Loss) per Share

The following table sets forth the computation of basic and diluted net income (loss) per share:

	Three Months Ended		Six Months Ended
	Jul. 4, 2010	Jul. 5, 2009	Jul. 4, 2010	Jul. 5, 2009
	(Unaudited, in thousands except per share amounts)
Basic:
Weighted-average common shares outstanding	26,218	26,146	26,265	26,087

Net income (loss)	$4,806	$(45,141)	$7,744	$(48,097)

Net income (loss) per share	$0.18	$(1.73)	$0.29	$(1.84)

Diluted:
Weighted-average common shares outstanding	26,218	26,146	26,265	26,087
Net effect of dilutive employee stock options, unvested restricted stock and ESPP shares - based on the treasury stock method	310	—	263	—

Shares used in computing net income (loss) per share	26,528	26,146	26,528	26,087

Net income (loss)	$4,806	$(45,141)	$7,744	$(48,097)

Net income (loss) per share	$0.18	$(1.73)	$0.29	$(1.84)

Basic earnings per share is calculated using net earnings and the weighted-average number of shares of common stock outstanding during the period reported. Diluted earnings per share are calculated similarly, except that the weighted-average number of common shares outstanding during the period is increased by the number of additional shares of common stock that would have been outstanding if dilutive potential shares of common stock had been issued. The dilutive effect of potential common stock (including outstanding stock options, unvested restricted stock, ESPP shares, and non-employee director stock options) is reflected in diluted earnings per share by application of the treasury stock method, which includes consideration of share-based compensation. The following table sets forth the weighted average number of potentially dilutive shares that were excluded from diluted net income per share because their inclusion would have had an anti-dilutive effect on net income per share:

	Three Months Ended		Six Months Ended
	Jul. 4, 2010	Jul. 5, 2009	Jul. 4, 2010	Jul. 5, 2009
Potentially dilutive shares related to:
Stock options, SARs, unvested restricted stock and ESPP	4,522,081	6,540,774	5,406,498	6,406,241

8. Comprehensive Income (Loss)

The components of comprehensive income (loss), net of tax, are as follows:

	Three Months Ended		Six Months Ended
	Jul. 4, 2010	Jul. 5, 2009	Jul. 4, 2010	Jul. 5, 2009
	(In thousands)
Net income (loss)	$4,806	$(45,141)	$7,744	$(48,097)
Change in gain (loss) on available-for-sale securities, net of tax amounts of ($200), $700, ($180) and $619, respectively	(318)	1,116	(289)	987
Reclassification adjustment for gains (losses) included in net income (loss), net of tax amounts of $41, ($1), $33, and ($3), respectively	65	(2)	52	(5)

Other comprehensive income (loss), net of tax amounts of ($159), $699, ($147), and $616, respectively	(253)	1,114	(237)	982

Total comprehensive income (loss)	$4,553	$(44,027)	$7,507	$(47,115)

Accumulated other comprehensive income (loss) is presented on the accompanying condensed consolidated balance sheets and consists of the accumulated net unrealized gain (loss) on available-for-sale securities.

9. Legal Matters and Loss Contingencies

From time to time we are notified of claims (including claims asserted against us or our customers) that our products may infringe patents or other intellectual property rights owned by others, or we otherwise become aware of conditions, situations, or circumstances involving uncertainty as to the existence of a liability or the amount of a loss. We have been named in a lawsuit filed in the United States District Court in Delaware by Commonwealth Research Group (“CRG”), which alleges that certain of our products infringe a patent owned by CRG. We have not yet been required to file an answer to the complaint in this case. When probable and reasonably estimable, we make provisions for estimated liabilities. As we sometimes have in the past, we may settle disputes and/or obtain licenses under patents that we are alleged to infringe. We can offer no assurance that any pending or threatened claim or other loss contingency will be resolved or that the resolution of any such claim or contingency will not have a materially adverse effect on our business, financial condition, and/or results of operations. Our failure to resolve a claim could result in litigation or arbitration, which can result in significant expense and divert the efforts of our technical and management personnel, whether or not determined in our favor. Our evaluation of the effect of these claims and contingencies could change based upon new information. Subject to the foregoing, we do not believe that the resolution of any pending or threatened legal claim or loss contingency is likely to have a materially adverse effect on our financial position as of July 4, 2010 , or results of operations or cash flows for the quarter then ended.

10. Commitments

As of July 4, 2010 , the Company had $13.3 million of remaining non-cancelable payment obligations expiring at various dates through 2012. The current portion of these obligations is recorded in “Accrued licenses” and the long-term portion of these obligations is recorded at net present value in “Other long-term liabilities, net” on the accompanying balance sheets. As of July 4, 2010 , we had $0.5 million of license fees recorded in “Prepaid expenses and other current assets” and $22.5 million of license fees recorded in “Other assets, net.” In addition, we have a non-cancelable purchase commitment of $2.3 million for last-time-buy wafers from one of our suppliers over the next 12 months.

11. Shareholders’ Equity

Our Board of Directors authorized a stock repurchase program in September 1998 for the purpose of replenishing some or all of the shares of Common Stock issued upon exercise of stock options and in connection with other stock compensation plans. Repurchases may be made in the open market or in privately negotiated transactions. In the three and six months ending July 4, 2010, we repurchased 233,724 shares for $3.1 million and 488,461 shares for $6.5 million , respectively. To date, Actel’s Board of Directors has authorized the repurchase of 7,000,000 shares, 5,814,719 shares of Common Stock have been repurchased, and the Company has remaining authority to repurchase 1,185,281 shares. To facilitate repurchases under the Company’s stock repurchase program, Actel’s Board of Directors has adopted a plan under Rule 10b5-1 of the Securities and Exchange Commission. Under the Rule 10b5-1 plan, the Company repurchases shares of Actel Common Stock whenever the price and other criteria set forth in the plan are met, including times when the Company would not otherwise be in the market due to the Company’s trading policies or the possession of material non-public information.

12. Restructuring and Asset Impairment

Reductions in Force

During the fourth quarter of fiscal 2008, we initiated a restructuring program to reduce our operating costs and focus our resources on key strategic priorities. A total of 157 full-time positions have been eliminated globally as of July 4, 2010 . In connection with this restructuring plan, we recorded restructuring charges totaling $1.3 million and $1.2 million related to termination benefits in the first six months of both 2010 and 2009 , respectively. Restructuring charges consisted primarily of employee compensation and related charges, including stock-based compensation expenses. Restructuring charges of $0.5 million remain on our condensed consolidated balance sheet as of July 4, 2010 and are included in “Accounts payable” and “Accrued compensation and employee benefits”. The remaining accrual associated with these termination benefits is expected to be substantially paid during the third quarter of 2010 .

The following summarizes our restructuring activity:

Restructuring Liabilities
(In thousands)
Restructuring charges for 2008	$2,424
Payments	(1,224)

Balance at January 4, 2009	1,200
Restructuring charges	2,593
Payments	(3,150)

Balance at January 3, 2010	643
Restructuring charges	14
Payments	(560)

Balance at April 4, 2010	97

Restructuring charges	1,314
Payments	(871)

Balance at July 4, 2010	$540

Impairment of Long-Lived Assets

During the first quarter of 2008, we began to experience significant increases in bookings for our commercial flash products, which include the Fusion, Igloo, and ProASIC3 product families. To support the expected ramp-up in manufacturing, we ordered additional testing and sorting equipment. However, the commercial accounts ordering these products were sufficiently impacted by the worldwide economic crisis beginning in the second half of 2008, that a significant number of these product orders were canceled and product sales did not materialize in the volumes originally forecasted. As a result, we recorded a non-cash impairment charge of $5.5 million during the second quarter of 2009 for certain manufacturing fixed assets that were determined to be excess to current and expected future manufacturing requirements and were taken out of service. To date, the demand for these products has not increased sufficiently to require utilization of this equipment.

13. Income Taxes

The tax provision recorded for the three and six month periods ended July 4, 2010 was lower than the U.S. statutory tax rate of 35% due primarily to the benefit received from the utilization of net operating losses. The tax provision recorded for the three and six month periods ended July 5, 2009 was higher than the U.S. statutory tax rate of 35% due primarily to the creation of a full valuation allowance on the Company’s deferred tax assets.

The Company’s condensed consolidated balance sheets include deferred tax assets that consist of net operating loss carryovers, tax credit carryovers, depreciation and amortization, employee stock-based compensation expenses and deferred revenue that have a full valuation allowance recorded on these deferred tax assets. Management periodically evaluates the realizability of the Company’s net deferred tax assets based on all available evidence, both positive and negative. The realization of net deferred tax assets is principally dependent on the Company’s ability to generate sufficient future taxable income to fully utilize these assets before they expire. The Company will maintain the full valuation allowance unless and until sufficient positive evidence exists to support reversal of the valuation allowance.